                                  EXHIBIT 11.1
              STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE
                                  Basic Diluted


                                              EPS number     EPS number          Net              Basic        Diluted
                                              of shares       of shares        Income              EPS           EPS
                                              ---------      ----------      ----------           -----         -----
THREE MONTHS ENDED JUNE 30, 1999              8,962,179      $9,569,497      $1,054,058           $0.12         $0.11
THREE MONTHS ENDED JUNE 30, 2000              8,963,903       9,674,051      $1,274,566           $0.14         $0.13
THREE  MONTHS ENDED JUNE 30, 1999                 Basic                         Diluted
                                              ---------                      ----------
Average Shares Outstanding                    8,962,179                       8,962,179
Options - Plan 1                                                 33,063
Average Option Price                                         $     2.27
Total Exercise Cost                                          $   75,163
Shares Repurchased                                                5,590
Net Shares from Option - Plan 1                                                  27,473
Options - Plan 2                                                217,200
Average Option Price                                         $     2.55
Total Exercise Cost                                          $  553,860
Shares Repurchased                                               41,189
Net Shares from Option - Plan 2                                                 176,011
Options - Plan 3                                                547,950
Average Option Price                                         $     5.57
Total Exercise Cost                                          $3,050,255
Shares Repurchased                                              226,841
Net Shares from Option - Plan 3                                                 321,109
Options - EFA Non-qualified                                      84,000
Average Option Price                                         $    10.06
Total Exercise Cost                                          $  845,040
Shares Repurchased                                           $   62,844
Net Shares from Option-EFA Non-qualified                                         21,156
Options-CGB Qualified                                           171,436
Average Option Price                                         $     9.99
Total Exercise Cost                                          $1,712,646
Shares Repurchased                                           $  127,366
Net Shares from Option -CGB Qualified                                            44,070
Options - CGB Non-qualified                                      83,246
Average Option Price                                         $    10.62
Total Exercise Cost                                          $  884,073
Shares Repurchased                                           $   65,747
Net Shares from Option - CGB Non-qualified                                       17,499
                                              ---------                      ----------
Gross Shares                                  8,962,179                       9,569,497
Price                                                        $    13.45

              STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE

THREE MONTHS ENDED JUNE 30, 2000                Basic                         Diluted
                                              ---------                       ---------
Average Shares Outstanding                    8,963,903                       8,963,903
Options - Plan 1                                                 30,000
Average Option Price                                         $     2.33
Total Exercise Cost                                          $   69,900
Shares Repurchased                                                3,925
Net Shares from Option - Plan 1                                                  26,075
Options - Plan 2                                                207,123
Average Option Price                                         $     2.56
Total Exercise Cost                                          $  530,235
Shares Repurchased                                               29,772
Net Shares from Option - Plan 2                                                 177,351
Options - Plan 3                                                549,023
Average Option Price                                         $     6.09
Total Exercise Cost                                          $3,343,550
Shares Repurchased                                           $  187,734
Net Shares from Option - Plan 3                                                 361,289
Options - EFA Non-qualified                                      84,000
Average Option Price                                         $    10.06
Total Exercise Cost                                          $  845,040
Shares Repurchased                                           $   47,448
Net Shares from Option - EFA Non-qualified                                       36,552
Options-CGB Qualified                                           171,436
Average Option Price                                         $     9.99
Total Exercise Cost                                          $1,712,646
Shares Repurchased                                           $   96,162
Net Shares from Option -CGB Qualified                                            75,274
Options - CGB Non-qualified                                      83,246
Average Option Price                                         $    10.62
Total Exercise Cost                                          $  884,073
Shares Repurchased                                           $   49,639
Net Shares from Option - CGB Non-qualified                                       33,607
                                              ---------                       ---------
Gross Shares                                  8,963,903                       9,674,051
Price                                                        $    17.81

              STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE
                                  Basic Diluted

                                             EPS number      EPS number          Net              Basic        Diluted
                                              of shares       of shares        Income              EPS           EPS
                                              ---------       ---------      ----------           -----         -----
 SIX MONTHS ENDED JUNE 30, 1999               8,952,571       9,514,770      $1,959,433           $0.22         $0.21
 SIX MONTHS ENDED JUNE 30, 2000               8,954,625       9,675,854      $2,283,759           $0.26         $0.24
 SIX  MONTHS ENDED JUNE 30, 1999                  Basic                         Diluted
                                              ---------                       ---------
 Average Shares Outstanding                   8,952,571                       8,952,571
 Options - Plan 1                                                39,027
 Average Option Price                                        $     2.27
 Total Exercise Cost                                         $   88,461
 Shares Repurchased                                               7,223
 Net Shares from Option - Plan 1                                                 31,804
 Options - Plan 2                                               218,094
 Average Option Price                                        $     2.55
 Total Exercise Cost                                         $  556,140
 Shares Repurchased                                              45,412
 Net Shares from Option - Plan 2                                                172,682
 Options - Plan 3                                               550,425
 Average Option Price                                        $     5.57
 Total Exercise Cost                                         $3,065,867
 Shares Repurchased                                             250,343
 Net Shares from Option - Plan 3                                                300,082
 Options-EFA Non-qualified                                       83,916
 Average Option Price                                        $    10.06
 Total Exercise Cost                                         $  844,195
 Shares Repurchased                                              68,933
 Net Shares from Option - EFA
 Non-qualified                                                                   14,983
 Options-CGB Qualified                                          171,436
 Average Option Price                                        $     9.99
 Total Exercise Cost                                         $1,712,646
 Shares Repurchased                                          $  139,846
 Net Shares from Option-CGB Qualified                                            31,590
 Options - CGB Non-qualified                                     83,246
 Average Option Price                                        $    10.62
 Total Exercise Cost                                         $  884,073
 Shares Repurchased                                          $   72,189
 Net Shares from Option - CGB
 Non-qualified                                                                   11,057
                                              ---------                       ---------
 Gross Shares                                 8,952,571                       9,514,770
 Price                                                       $    12.25

              STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE

 SIX MONTHS ENDED JUNE 30, 2000                 Basic                          Diluted
                                              ---------                       ---------
 Average Shares Outstanding                   8,954,625                       8,954,625
 Options - Plan 1                                                30,000
 Average Option Price                                        $     2.33
 Shares Repurchased                                               3,901
 Net Shares from Option - Plan 1                                                 26,099
 Options - Plan 2                                               209,079
 Average Option Price                                        $     2.55
 Total Exercise Cost                                         $  533,151
 Shares Repurchased                                              29,752
 Net Shares from Option - Plan 2                                                179,327
 Options - Plan 3                                               550,854
 Average Option Price                                        $     5.91
 Total Exercise Cost                                         $3,255,547
 Shares Repurchased                                             181,671
 Net Shares from Option - Plan 3                                                369,183
 Options-EFA Non-qualified                                       84,000
 Average Option Price                                        $    10.06
 Total Exercise Cost                                         $  845,040
 Shares Repurchased                                              47,156
 Net Shares from Option - EFA
 Non-qualified                                                                   36,844
 Options-CGB Qualified                                          171,436
 Average Option Price                                        $     9.99
 Total Exercise Cost                                         $1,712,646
 Shares Repurchased                                          $   95,572
 Net Shares from Option-CGB Qualified                                            75,864
 Options - CGB Non-qualified                                     83,246
 Average Option Price                                        $    10.62
 Total Exercise Cost                                         $  884,073
 Shares Repurchased                                          $   49,334
 Net Shares from Option - CGB
 Non-qualified                                                                   33,912
                                              ---------                       ---------
 Gross Shares                                 8,954,625                       9,675,854
 Price                                                       $    17.92